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Exhibit 23.1

Mountain Valley Spring Company, LLC
        and Subsidiaries
Hot Springs National Park, Arkansas

        We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated December 2, 2011, relating to the consolidated financial statements of Mountain Valley Spring Company, LLC and Subsidiaries, which is contained in that Prospectus.

        We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ FROST, PLLC
Certified Public Accountants

Little Rock, Arkansas
December 2, 2011

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  Exhibit 23.1